                                                                   EXHIBIT 99.1

         DIGIMARC ADDRESSES SECURITIES CLASS ACTION LAWSUITS REGARDING
                            UNDERWRITER COMMISSIONS

TUALATIN, ORE. - MAY 7, 2001 - Digimarc Corporation (Nasdaq:DMRC - NEWS) announced today that it has become aware of several securities class action lawsuits filed against it, certain of its officers and directors, and one of the lead underwriters in Digimarc's December 2, 1999 initial public offering alleging various improper practices by the lead underwriter in the sale of Digimarc stock.

The litigations include actions filed on May 3, 2001 and May 4, 2001 in the United States District Court for the Southern District of New York.

These complaints are brought on behalf of investors who acquired Digimarc common stock between December 1, 1999 and March 12, 2001 inclusive, and allege violations of the federal securities laws and claim that Digimarc, its officers and directors, and BancBoston Robertson Stephens issued and sold Digimarc common stock in Digimarc's initial public offering without disclosing to investors that BancBoston had solicited and received excessive and undisclosed commissions from certain investors. The complaints further allege that the defendants distributed a prospectus to investors and filed a Registration Statement with the Securities and Exchange Commission that contained material misstatements regarding the commissions the underwriters would derive from the initial public offering.

The Company believes that these legal actions are part of a wave of lawsuits that have been filed recently against companies who experienced "hot IPOs" during the peak of the stock market in late 1999 and early 2000. These lawsuits appear to focus on allegations of improper underwriting practices associated with such initial public offerings. The Company has reviewed copies of the complaints that it has received to date and believes that the lawsuits against the Company and its officers and directors are wholly without merit. The Company intends to vigorously defend these lawsuits.

ABOUT DIGIMARC

Digimarc Corp., based in Tualatin, Ore. (Nasdaq:DMRC - NEWS), is the world leader in digital watermark technology and applications. Digimarc is creating an inherent, persistent digital identity for all media content through imperceptible digital watermarks that can be embedded in any analog or digital material. The company continues to build a pervasive new communications platform, based on its proprietary digital watermark technology, by developing an increasing array of diverse media applications. These applications benefit a broad range of consumers, corporations and government institutions, enhancing the protection of copyrights, management of media and integrated marketing for many goods and services. Digimarc's leading customers include creative professionals, major media companies and central banks.

The company's products include Digimarc ImageBridge, a means to communicate copyrights in digital images, track the images on the Internet and facilitate online licensing and related e-commerce; Digimarc MediaBridge, a fundamentally new way for consumers to access the Internet, that transforms printed materials into direct portals to relevant destinations on the Internet; and a system, developed in cooperation with a consortium of leading central banks, that deters the use of personal computers in the counterfeiting of value documents. Digimarc is also a member of the Video WaterMarking Group (VWM Group), which includes Hitachi, Macrovision, NEC, Philips, Pioneer, and Sony, to provide video copy prevention and play control solutions for digital recording devices. In addition, Digimarc video watermarking technology is being licensed for innovative new applications, such as broadcast monitoring. Digimarc has more than 200 patents pending and 22 issued in still image, video and audio watermarking technology. Digimarc's vision is to have its watermarking technology become a standard feature of all media content. Please go to WWW.DIGIMARC.COM for more company information.

SECURITIES AND SAFE HARBOR

All statements contained herein that are not statements of historical fact, constitute forward-looking statements and are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain assumptions, risks and uncertainties. Although Digimarc believes that the expectations reflected in its forward-looking statements are reasonable, actual results could differ materially from those expectations or from historical results. Such risks and uncertainties are outlined in Digimarc's Annual Report on Form 10-K for 2000 and its most recent Quarterly Report on Form 10-Q, each as filed with the Securities and Exchange Commission. Digimarc is not obligated to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

                                       ###

John Fread, Director of Public Relations
Digimarc Corporation
503-495-4557
JFREAD@DIGIMARC.COM

E.K. Ranjit, Chief Financial Officer
Digimarc Corporation
503-495-4625
HTTP://WWW.DIGIMARC.COM